Angion Provides Corporate Update and Reports First Quarter 2022 Financial Results
-- Ended the quarter with $73M in cash and cash equivalents sufficient to fund operations well into 2023
Uniondale, NY – May 16, 2022 – Angion Biomedica Corp (NASDAQ:ANGN), a biopharmaceutical company focused on the discovery, development, and commercialization of novel small molecule therapeutics to address fibrotic diseases, today provided a corporate update and reported its financial results for the quarter ended March 31, 2022.
“In the first quarter of 2022, we made good progress on our strategic objectives for the year,” said Dr. Jay R. Venkatesan, Angion’s President and Chief Executive Officer. “Enrollment in JUNIPER, the Phase 2 dose-finding trial of our oral tyrosine kinase inhibitor ANG-3070 in primary proteinuric kidney diseases, continues and we are advancing ANG-3070 toward clinical development in idiopathic pulmonary fibrosis, a serious and fatal disease for which new treatment options are needed.”
Angion also announced earlier today the U.S. Food and Drug Administration’s (FDA) acceptance of an Investigational New Drug (IND) application supporting the clinical development of ANG-3070 in idiopathic pulmonary fibrosis (IPF) and clearance to begin a Phase 1b study of ANG-3070 in patients with IPF. Topline data from this Phase 1b study are expected in 2022.
Angion’s Strategic Objectives in 2022
•Develop ANG-3070 for treatment of patients with primary proteinuric kidney diseases (PPKDs) including focal segmental glomerular sclerosis (FSGS) and IgA nephropathy (IgAN), which are the subject of Angion’s JUNIPER Phase 2 trial
•Develop ANG-3070 for treatment of patients with idiopathic pulmonary fibrosis (IPF), with a planned IND filing in IPF by the end of 2022
•Nominate a lead compound and initiate IND-enabling studies for one or more of the preclinical rho kinase 2 (ROCK2) or CYP11B2 (aldosterone synthase) inhibitor programs
First Quarter 2022 Financial Results
As of March 31, 2022, Angion had cash and cash equivalents totaling $73.0 million. Angion expects current cash resources to be sufficient to fund planned operations well into 2023.
Contract revenue for the quarter ended March 31, 2022 was $1.6 million compared with $0.4 million in the same period in 2021. Since Angion does not intend to continue the clinical development plan for ANG-3777 currently set forth in Angion’s license agreement with Vifor International, Ltd, which had included a Phase 3 study in cardiac surgery associated with cardiopulmonary bypass (CSA-AKI) and a Phase 4 confirmatory study in delayed graft function (DGF), Angion performed a reassessment of the performance period and estimated costs for the completion of the performance obligations. This accelerated the revenue recognition related to the upfront payment received by Angion from Vifor Pharma when the license agreement with Vifor Pharma was entered into in 2020.
Research and development expenses for the quarter ended March 31, 2022 were $11.7 million compared with $14.3 million in the same period in 2021. The decrease in research and development expenses was primarily due to a net decrease of $4.4 million in personnel-related expenses as a result of the reduction in force event during the quarter ended March 31, 2022 and a decrease of $2.9 million in CRO expenses from decreased clinical trial activities, primarily related to the completion of ANG-3777 trials, offset by severance-related charges of $2.7 million and an increase of $2.0 million in CRO and CMO expenses from increased clinical and non-clinical trial activities, primarily related to the development of ANG-3070.
General and administrative expenses for the quarter ended March 31, 2022 were $4.5 million compared with $6.0 million in the same period in 2021. The decrease in general and administrative expenses was primarily due to a net decrease of $2.3 million in personnel-related expenses as a result of the reduction in force event during the quarter ended March 31, 2022, offset by severance-related charges of $0.5 million and an increase of $0.3 million in business insurance expense.
Other income (expense) for the quarter ended March 31, 2022 was $0.2 million compared with ($16.7 million) in the same period in 2021. The increase in other income (expense) was primarily due to a decrease in expense of $14.6 million from the change in fair value related to our warrant liability, convertible notes, and Series C convertible preferred stock for which we elected the fair value option as most of these instruments were no longer outstanding after our IPO. There was also a decrease of $2.2 million in interest expense, primarily related to $2.2 million of amortization of debt issuance costs from the issuance of Series C convertible preferred stock issued during the quarter ended March 31, 2021.
Net loss for the quarter ended March 31, 2022 was $14.2 million, or $0.48 per diluted share, compared with $36.7 million, or $1.56 per diluted share, for the three months ended 2021.
About Angion
Angion is committed to transforming the treatment paradigm for patients suffering from fibrotic diseases for which there are no approved medicines or where existing approved medicines have known limitations. Angion’s lead product candidate is ANG-3070, a highly selective oral tyrosine kinase receptor inhibitor in development for the treatment of fibrotic, kidney and lung diseases. Enrollment is ongoing in JUNIPER, a dose-finding Phase 2 trial of ANG-3070 in primary proteinuric kidney diseases (NCT04939116). Additionally, Angion has preclinical programs focused on a rho kinase 2 (ROCK2) inhibitor and a CYP11B2 (aldosterone synthase) inhibitor. For more information, please visit www.angion.com.
Forward Looking Statements
Statements contained in this press release regarding matters that may occur in the future are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements in this press release regarding the potential of ANG-3070 as a treatment for primary proteinuric kidney diseases, specifically FSGS and IgAN, and as a treatment for IPF, Angion’s plan to initiate a Phase 1b study of ANG-3070 in IPF in 2022 and to report data in 2022, Angion’s intentions to not pursue the clinical development plan currently set forth in the license agreement with Vifor Pharma, and Angion’s expectations that its cash and cash equivalents will be sufficient to fund operations well into 2023, as well as the statements under the caption “Angion’s Strategic Objectives in 2022.” Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: Angion’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trials of ANG-3070 and its other product candidates; the accuracy of Angion’s estimates relating to its ability to initiate and/or complete clinical trials; the results of preclinical studies may not be predictive of future results; the costs of clinical trials may exceed expectations; Angion’s ability to raise additional capital; and the effects of COVID-19 on Angion’s clinical programs and business operations. For a fuller description of risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, see Angion’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 30, 2022, Angion’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, to be filed with the Securities and Exchange Commission on May 16, 2022, especially, in each case, under the caption “Risk Factors,” as well as other documents that may be filed by Angion from time to time with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Angion undertakes no obligation to update any forward-looking statement in this press release, except as required by law.
Contact
David D. Miller
Sr. Director of Corporate Affairs
investors@angion.com

ANGION BIOMEDICA CORP.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Contract revenue	$1,648	$371
Total revenue	1,648	371
Operating expenses:
Research and development	11,667	14,298
General and administrative	4,466	6,012
Total operating expenses	16,133	20,310
Loss from operations	(14,485)	(19,939)
Other income (expense), net	245	(16,748)
Net loss	(14,240)	(36,687)
Net loss per common share, basic and diluted	$(0.48)	$(1.56)
Weighted average common shares outstanding, basic and diluted	29,959,251	23,443,851

ANGION BIOMEDICA CORP.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$73,002	$88,756
Grants receivable	—	806
Prepaid expenses and other current assets	3,237	1,685
Total current assets	76,239	91,247
Property and equipment, net	419	451
Operating lease right-of-use assets	3,790	3,986
Investments in related parties	732	723
Other assets	78	106
Total assets	$81,258	$96,513
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,433	$4,710
Accrued expenses	5,242	3,219
Operating lease liabilities, current	918	894
Financing obligation, current	60	58
Deferred revenue, current	653	2,301
Warrant liability	75	114
Total current liabilities	10,381	11,296
Operating lease liabilities, noncurrent	3,236	3,475
Financing obligation, noncurrent	219	235
Other liabilities, noncurrent	220	—
Total liabilities	14,056	15,006
Commitments and contingencies
Stockholders' equity
Common stock	300	300
Additional paid-in capital	296,476	296,445
Accumulated other comprehensive loss	(199)	(103)
Accumulated deficit	(229,375)	(215,135)
Total stockholders' equity	67,202	81,507
Total liabilities and stockholders' equity	$81,258	$96,513